QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of CardioNet, Inc. that is made part of the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of BioTelemetry, Inc. for the registration of shares of its common stock, and to the incorporation by reference therein of our reports dated February 22, 2013, with respect to the consolidated financial statements and schedule of CardioNet, Inc. and the effectiveness of internal control over financial reporting of CardioNet, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 22, 2013

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm